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                                                                   EXHIBIT 2.3.3


                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of February 12, 2001, by and among Glacier Corporation, a Delaware corporation (the "Buyer") and JEFFREY GREER, an individual ("Seller"). Buyer and Seller are referred to collectively herein as the "Parties."

                                   WITNESSETH:

         A. The Buyer, Seller and Barry Stolbof have entered into a stock purchase agreement dated of even date herewith (the "Stock Purchase Agreement") wherein Buyer has purchased from Seller and Barry Stolbof, all of the issued and outstanding capital stock of Rocky Mountain Fresh and Natural, Inc., a Colorado corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Stock Purchase Agreement.

         B. This Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of his personal goodwill relating to the business and operations of the Company (the "Business"), in return for the consideration described herein.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. PURCHASE AND SALE OF GOODWILL.

         (a) Conveyance of Goodwill. Seller hereby transfers, sells, assigns and conveys all of his personal goodwill relating to the Business and the Company (the "Goodwill") to Buyer, for the consideration specified in Section 1(b) of this Agreement.

         (b) Purchase Price. The purchase price for the Goodwill (the "Purchase Price") shall be paid by Buyer to Seller concurrently with the execution of this Agreement in the form of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) cash by wire transfer or delivery of other immediately available funds.

         2. REPRESENTATIONS AND WARRANTIES.

         (a) Representations and Warranties of the Seller. Seller represents and warrants to the Buyer that the statements contained in this Section 2(a) are correct and complete as of the date of this Agreement.

                  (i) Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, subject to or limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and




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         interpretations thereof now or hereafter in effect relating to, or affecting the rights and remedies of, persons generally. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which Seller is bound or to which any of the Seller's assets are subject.

                  (iii) Brokers' Fees. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

         (b) Representations and Warranties of the Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 2(b) are correct and complete as of the date of this Agreement.

                  (i) Organization of the Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject to or limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and interpretations thereof now or hereafter in effect relating to, or affecting the rights and remedies of, persons generally. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any





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         agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         3. COVENANTS OF THE PARTIES. The Parties agree as follows with respect to the period following the closing of the transactions contemplated by this Agreement (the "Closing").

         (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

         (b) Covenant Not to Compete. The Company is engaged in the distribution of fresh and frozen produce ("Business") throughout the State of Colorado (such geographical area being hereinafter referred to as the ("Territory"). In consideration of the Purchase Price paid by Buyer to Seller, Seller agrees that, for a period of thirty-six (36) months from the date hereof, Seller will not, either individually or in conjunction with any person, firm, partnership, limited liability company, trust, corporation or any other entity, directly or indirectly, (i) invest in, become associated with, accept employment with, serve as a consultant or advisor to, or accept compensation from, any person, firm, partnership, limited liability company, trust, corporation or other entity (including any new business started by Seller alone or with others) whose products or services are competitive with the Business within the Territory,
(ii) contact or solicit any customers of the Company for the purpose of diverting any existing or future business of such customers to a competing source, (iii) contact or solicit any employees of, or vendors to, the Company for the purpose of causing, inviting or encouraging any such employee or vendor to alter or to terminate his, her or its employment or business relationship with the Company. Notwithstanding the foregoing, the ownership by Seller of not more than three percent (3%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on Nasdaq shall not be deemed, in and of itself, to violate the provisions of this Section 3(b). If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3(b) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (c) Employment. Seller shall enter into the employment agreement with Company in the form attached as Exhibit A hereto.


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         4. MISCELLANEOUS.

         (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (d) Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Parties shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement and acceptance of such facsimile signatures shall be equally effective to create a valid and binding agreement between the Parties in accordance with the terms hereof.

         (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:


If to Seller:                          With a copy to:

Jeffrey Greer                          Minor & Brown, P.C.
5744 S. Everett Way                    650 S. Cherry Street, Suite 1100
Littleton, Colorado  80123             Denver, Colorado  80246
                                       Attn:  Lorraine Grace Alvey, Esq.
                                       Facsimile:  (303) 320-6330




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If to Buyer:                           With a copy to:

Glacier Corporation                    Jacobs Chase Frick Kleinkopf & Kelley LLC
1050 17th Street, Suite 195            1050 17th Street, Suite 1500
Denver, Colorado  80265                Denver, Colorado 80265
Attn:  Joe A. Oblas                    Attn:  Gregory A. Piel, Esq.
Facsimile:  (720) 946-0770             Facsimile: (303) 685-4869

Or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (j) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         (k) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 4(l) below), in addition to any other remedy to which they may be entitled, at law or in equity.



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         (l) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.


                                      *****


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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                            BUYER:

                                            GLACIER CORPORATION


                                            By: /s/ Joseph A. Oblas
                                               ---------------------------------
                                            Name:   Joseph A. Oblas
                                            Title:  Chief Executive Officer


                                            SELLER:


                                            /s/ Jeffrey Greer
                                            ------------------------------------
                                            Jeffrey Greer





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